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         Exhibit 4.2 Shareholder Agreement Dated as of April 14, 1998









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                             SHAREHOLDER AGREEMENT
                             ---------------------

     THIS AGREEMENT is made and entered this 14th day of April, 1998, by and among Nationwide Electric, Inc., a Delaware corporation (the "Company"), and the following shareholders of the Company, hereinafter sometimes referred to collectively as "Shareholders" or individually as "Shareholder": KLT Energy Services Inc. ("KLT"), Frederick C. Green IV ("Green"), Frank R. Clark ("Clark"), David Smith ("Smith"), John Wood ("Wood") and Reardon Capital, L.L.C. ("Reardon").

                                    RECITALS

     A. The Shareholders own, directly or indirectly, all of the issued and outstanding shares of Common Stock and Class A Nonvoting Common Stock of the Company.

     B. The Company and Shareholders believe it is in the best interests of the Company and the Shareholders to make certain provisions for the future registration and voting of the shares of capital stock of the Company which Green, Clark, Smith and Wood now own or may hereafter acquire (the "Shares").

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Shareholders and the Company agree as follows:

     1.   Scope of Agreement.
          -------------------

          This Agreement shall apply to all Shares now owned or hereafter acquired by Green, Clark, Smith and Wood.

     2.   Transferees Bound.
          -----------------

          Each transferee of any of the Shares, or any interest therein, shall own such Shares or such interest subject to all of the terms and provisions of this Agreement including the restrictions on transfer as provided in this Agreement. The term "Shareholder" as defined herein shall be deemed to include any and all such transferees, unless the context indicates otherwise. Each certificate representing any of the Shares, when issued shall bear a legend to the following effect in addition to such other legends as may be appropriate to reflect certain restrictions on transferability imposed under any applicable subscription agreement, federal and state securities laws:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT THE TERMS OF THAT CERTAIN SHAREHOLDER AGREEMENT DATED APRIL __, 1998, BETWEEN THE COMPANY AND ITS SHAREHOLDERS AND WHICH AGREEMENT MAY BE EXAMINED AT THE PRINCIPAL OFFICES OF THE COMPANY.
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     3.   Registration Rights.
          -------------------

          (a) In the event the Board of Directors of the Company votes to offer any common stock to the public through a public offering, the Company hereby agrees at its sole cost and expense, to cause any and all Shares owned by Green, Clark, Smith and Wood at any time within thirty (30) days following such vote, to be registered with the Securities and Exchange Commission subject only to such restrictions as shall be imposed on all other Shareholders and such restrictions as required by the underwriters of such public offering (which shall be applied to all common stock owned by the Shareholders as of the public offering). If the public offering underwriter(s) advises the Company that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares owned by the Shareholders that may be included in the registration and underwriting shall be allocated among all Shareholders in proportion, as nearly as practicable, to the respective amounts of shares held by the Shareholders at the time of filing the registration statement. No shares held by the Shareholders excluded from the underwriting by reason of the underwriters' marketing limitation shall be included in such registration. Notwithstanding anything to the contrary herein, the Shareholders acknowledge that Galt Financial, Inc. has been issued common stock by the Company, which common stock shall be registered in connection with the initial public offering of the Company's common stock, and which may be subject to different, and more favorable, restrictions than those imposed upon the Shareholders. The Company and Shareholders agree to execute such amendments to this Agreement, any stock purchase or option agreement, or any other agreement respecting the Shares as may be required by said underwriters.

          (b) The Company will indemnify the Shareholders each of its officers, directors and partners, and each person controlling the Shareholders within the meaning of Section 15 of the Act (collectively the "Indemnified Parties"), with respect to which registration has been effected pursuant to this Paragraph 3, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Act or any state securities laws in connection with any such registration. The Company will reimburse the Indemnified Parties for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Indemnified Parties and stated to be specifically for use therein.

          (c) The registration rights granted by this Paragraph 3 may not be transferred by a Shareholder under any circumstances (except pursuant to a permitted transfer under the applicable subscription agreement between that Shareholder and the Company).
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     4.   Proxies.
          -------

     Until the closing of the initial registered public offering of the Company's common stock, each of Green, Clark, Smith and Wood shall execute and deliver to KLT and Reardon, respectively, irrevocable proxies each covering one-half of the Shares now or hereafter owned by said Green, Clark, Smith and Wood. Any permitted transferee of any of the Shares shall, as a condition to such transfer, execute and deliver to KLT and Reardon, respectively, irrevocable proxies each covering one-half of the Shares now or hereafter owned by said transferee. Said proxies are deemed coupled with an interest sufficient in law to make such proxies irrevocable. KLT and Reardon may vote the Shares covered by said proxies in any manner they deem appropriate, in their individual judgments, subject to any agreements or other arrangements between them.

     5  Termination.
        ------------

          (a) This Agreement and all restrictions on the transfer of Shares created hereby shall terminate on the occurrence of any of the following events:

               (a)  The bankruptcy or dissolution of the Company.

               (b) A single Shareholder becoming the owner of all of the Shares of the Company, which are then subject to this Agreement.

               (c) The execution of a written instrument by the Company and all of the Shareholders who then own Shares subject to this Agreement which terminates the same.

               (b) The termination of this Agreement for any reason shall not affect any right or remedy existing hereunder prior to the effective date of its termination.

     6.   General Provisions.
          -------------------

          (a) Governing Law. This Agreement shall be construed pursuant to the laws of the State of Missouri, without giving effect to that State's conflict of laws provisions.

          (b) Definitions. Unless the context otherwise requires, the words "Shareholder" and "Shareholders" shall for all purposes of this Agreement mean and include all of the parties hereto other than the Company and all persons to whom Shares may hereafter be transferred. Furthermore, the term "Shareholder" shall also include any individual who holds title to his Shares in a revocable inter vivos trust. The term "Shares" applies to any class of shares which the Company now or hereafter is authorized to issue.

          (c) Remedies for Breach. The Shareholders expressly recognize and agree that violation of the terms and provisions in this Agreement, including without limitation, those relating to the execution and delivery of proxies, may cause irreparable damage to Company or the other Shareholders, which may not be adequately compensated by monetary damages. In the event of a breach or threatened breach by any Shareholders of the provisions of this Agreement, the Company
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and the other Shareholders, in addition to and not in limitation of any other rights, remedies or damages available to the Company or other Shareholders at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by a Shareholder or by such Shareholder's partners, agents, representatives, servants, employees or transferees. The Shareholders expressly recognize and agree that such injunctive relief shall be in addition to all other rights and remedies available under applicable law.

          (d) Notices. All notices provided for by this Agreement shall be made in writing (1) either by actual delivery or (2) by mailing of the notice in the United States mail to the last known address of the party entitled thereto, registered or certified mail, return receipt requested.

          (e) Amendment. This Agreement may be amended or altered only by the execution of a written instrument by the Company and all the Shareholders who then own Shares of the Company.

          (f) Descriptive Headings. Titles to paragraphs are for information purposes only.

          (g) Binding Effect. This Agreement is binding upon and inures to the benefit of the Company, its successors, assigns, and transferees, and to the Shareholders and their respective heirs, personal representatives, successors and permitted assigns and transferees.

          (h) Arbitration. All claims, counterclaims, disputes and other matters in question between the parties hereto arising out of or relating to this Agreement or the breach thereof will be decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then obtaining, subject to the limitations and restrictions stated in paragraphs (ii) and (iii) below. This Agreement so to arbitrate and any other agreement or consent to arbitrate entered into in accordance herewith as provided in this subsection will be specifically enforceable under the prevailing law of any court having jurisdiction.

               (i) Notice of demand for arbitration must be filed in writing with the other parties to this Agreement and with the American Arbitration Association. The arbitration shall be conducted in Kansas City, Missouri. The demand must be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event may the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

               (ii) All demands for arbitration and all answering statements thereto which include any monetary claim must contain a statement that the total sum or value in controversy as alleged by the party making such demand or answering statement is not more than $200,000 (exclusive of interest and costs). The arbitrators will not have jurisdiction, power or authority to render a monetary award in response thereto against any party which totals more than $200,000 (exclusive of interest and costs). The arbitrators will not have jurisdiction, power or authority to consider, or make findings (except in denial of their own jurisdiction) concerning any claim, counterclaim, dispute or other matter in question where the amounts in controversy of any such claim, counter-claim, dispute or matter is more than $200,000 (exclusive of interest and costs).

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               (iii) No arbitration arising out of, or relating to, this
Agreement may include, by consolidation, joinder or in any other manner, any person or entity who is not a party to this Agreement.

               (iv) By written consent signed by all the parties to this Agreement and containing a specific reference hereto, the limitations and restrictions contained in paragraphs (ii) and (iii) above may be waived in whole or in part as to any claim, counterclaim, dispute or other matter specifically described in such consent. No consent to arbitration in respect of a specifically described claim, counterclaim, dispute or other matter in question will constitute consent to arbitrate any other claim, counterclaim, dispute or other matter in question which is not specifically described in such consent or in which the sum or value in controversy exceeds $200,000 (exclusive of interest and costs) or which is with any party not specifically described therein.

               (v) The award rendered by the arbitrators will be final, judgment may be entered upon it in any court having jurisdiction thereof, and will not be subject to modification or appeal except to the extent permitted by Sections 10 and 11 of the Federal Arbitration Act (9 U.S.C. (S)(S) 10, 11).

          (i) Choice of Venue. All actions or proceedings with respect to this Agreement shall be instituted only in any state or federal court sitting in Jackson County, Missouri, and by execution and delivery of this Agreement, the parties irrevocably and unconditionally subject to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waive: (a) any objection that the parties might now or hereafter have to the venue of any of such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

      THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

              [The remainder of this page is intentionally blank]
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     IN WITNESS WHEREOF, the Company and the Shareholders have executed this
Agreement on the day and year above written.

ATTEST:                                  Nationwide Electric, Inc.


/s/ Mark G. English    , Secretary       /s/ Gregory J. Orman
-----------------------                  ---------------------------------------
                                         Gregory J. Orman, Chairman of the Board

                                         SHAREHOLDERS:

                                         KLT Energy Services Inc.


/s/ Mark G. English    , Secretary       /s/ Gregory J. Orman
-----------------------                  ---------------------------------------
                                         Gregory J. Orman, President


                                         Reardon Capital, L.L.C.


                                         /s/ Gregory J. Orman
                                         ---------------------------------------
                                         Gregory J. Orman, Member



                                         /s/ Frederick C. Green
                                         ---------------------------------------
                                         Frederick C. Green IV



                                         /s/ Frank R. Clark
                                         ---------------------------------------
                                         Frank R. Clark



                                         /s/ David Smith
                                         ---------------------------------------
                                         David Smith



                                         /s/ John Wood
                                         ---------------------------------------
                                         John Wood